UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ____________________________________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021

PREDICTIVE TECHNOLOGY GROUP, INC.
 (Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation or organization)

000-56008 (Commission File Number)	90-1139372 (IRS Employer Identification No.)
2735 Parleys Way, Suite 205, Salt Lake City, Utah (Principal executive offices)	84109 (Zip Code)

+1 (888) 407-9761
 (registrant’s telephone number, including area code)
_____________________________________________________________________________________________

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2020 the Company’s wholly owned subsidiary, Predictive Laboratories, entered into a Consulting Agreement with Prophase Labs, to assist ProPhase Labs, Inc. (“ProPhase”) in developing additional COVID-19 testing capacity.  Proceeds from the consulting agreement were to be used to repay a $3,000,000 loan from ProPhase to the Company.

On January 14, 2021 the Company entered into an Amendment and Termination Agreement with ProPhase in which ProPhase agreed to loan the Company $1,000,000 in consideration for the Company’s agreement to cancel its existing consulting agreement and to cancel any obligation of ProPhase to make further payments under the consulting agreement.  The note as amended, requires that Predictive make certain prepayment based on COVID -19 test fees it collects.  In addition, on each payment date commencing after September 1, 2021, Predictive will also be required to make payments in amounts equal to the greater of a.) fees to be generated from COVID-19 tests to be performed by the Company or b.) 1/36th of the outstanding principal amount of the note together with interest thereon.  A copy of the Amendment and Termination Agreement is attached as an Exhibit to this current report.

Item 9.01 Financial Statements and Exhibits.

Exhibit
No.	Description
10.1	Amendment and Termination Agreement. .

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Predictive Technology Group, Inc.
Date: January 18, 2021
	By:	/s/ Bradley Robinson
Bradley Robinson
Director /Chief Executive Officer